Exhibit 3.9

State of Delaware Secretary of State Division of Corporations Delivered 08:30 AM 11/03/2010 FILED 08:23 AM 11/03/2010 SRV 101050273 - 4892696 FILE

CERTIFICATE OF FORMATION

OF

ARMORED AUTOGROUP (U.S.) LLC

This Certificate of Formation of Armored AutoGroup (U.S.) LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is Armored AutoGroup (U.S.), LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

1N WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 3rd day of November, 2010.

By:	/s/ David N. Britsch
David N. Britsch, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:53 PM 11/03/2010 FILED 01:50 PM 11/03/2010 SRV 101053256 - 4892696 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

OF

ARMORED AUTOGROUP (U.S.) LLC

FIRST: The name of the limited liability company is Armored AutoGroup (U.S.) LLC.

SECOND: The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby amended to AA Group (U.S.) - A LLC.

IN WITNESS WHEREOF, the undersigned has duly executed, signed and acknowledged this Certificate of Amendment as of the 3rd day of November, 2010.

By:	/s/ David N. Britsch
Name: David N. Britsch
Title: Authorized Person